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Exhibit 99.1

FIRST HORIZON PHARMACEUTICAL CORPORATION ANNOUNCES EXERCISE OF OPTION TO PURCHASE ADDITIONAL $25 MILLION OF SENIOR SUBORDINATED CONTINGENT CONVERTIBLE NOTES

        ALPHARETTA, Ga., March 19, 2004/PRNewswire-FirstCall/—First Horizon Pharmaceutical Corporation (NASDAQ: FHRX) announced today that in connection with its recently completed private placement of $125 million principal amount of 1.75% senior subordinated contingent convertible notes due 2024, the initial purchasers have exercised in full their option to purchase an additional $25 million of such notes. The Company intends to use the proceeds from the sale of the additional notes for future acquisitions of products, technologies and businesses and for general corporate purposes.

        The notes were offered only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. The notes are senior subordinated contingent convertible obligations of the Company, and are initially convertible at a conversion price of $22.15 per share, subject to adjustment, which represents a 35% premium over the closing bid price of $16.41 per share on March 2, 2004. The Company will pay interest semi-annually.

        In connection with this private offering, the notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities.

First Horizon Background

        First Horizon Pharmaceutical Corporation is a specialty pharmaceutical company that markets and sells prescription products with a primary focus on cardiology and women's health/pediatrics. The Company has a portfolio that includes 14 branded prescription products of which 6 are actively promoted to high-prescribing physicians through its nationwide marketing and sales force of approximately 250 representatives.

FORWARD-LOOKING STATEMENTS

        This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

        Forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "hopes," "may," "will," "plan," "intends," "estimates," "could," "should," "would," "continue," "seeks," "pro forma," "reasonably likely" or "anticipates," or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible changes in legislation and other statements that are not historical.

        Such statements include, but are not limited to the following: (i) our ability to acquire or license products, (ii) our ability to develop new formulations, use new delivery methods and seek regulatory approval for new indications of existing drugs, (iii) our ability to acquire other businesses, (iv) our ability to grow and obtain future financing, (v) our ability to increase sales by promoting our products to physicians, (vi) our ability to develop proprietary products and line extensions, (vii) our belief that Sular is promotion sensitive, (viii) our belief that the 60-dose bottle of Nitrolingual will benefit patients who have mild angina and whose episodes are occasional, (ix) our ability to develop a line extension to Robinul for excessive salivation and our ability to receive FDA approval for it, (x) our ability to contract with third parties to formulate, develop and manufacture materials for clinical trials and to perform scale-up work, (xi) our ability to locate and engage a development partner to assist us with our migraine project, (xii) the expected impact of seasonality as we acquire or license products, (xiii) our ability to locate a new supplier of the active ingredient for Cognex, (xiv) our ability to obtain regulatory approval for our migraine development, (xv) the expected cost of development for our products under development, (xvi) that patents or contractual rights may provide us with competitive advantages, (xvii) our ability to obtain or enforce patent or similar protections, (xviii) our ability to increase Sular prescriptions, (xix) our ability to manage the inventory level of our products and the reliability of data supplied by our wholesaler customers in connection with our inventory management controls, (xx) our ability to obtain FDA approval of our Tanafed products by 2005, if required, (xxi) our ability to compensate for revenue declines in non-promoted products by acquiring new products and increasing sales of existing actively promoted products, (xxii) our belief that the 60-dose bottle of Nitrolingual will provide an excellent companion product to the 200-dose bottle, (xxiii) our ability to successfully implement our operating plan and business strategy, (xxiv) our ability to defend and enforce intellectual property rights, (xxv) that our cash on hand, cash we expect to generate from our operations and availability under our revolving credit facility will be sufficient to fund our working capital requirements for at least the next twelve months, (xxvi) the effect of critical accounting policies on our results of operations and liquidity and (xxvii) the impact of recent accounting pronouncements on our financial condition or results of operations.

        These forward-looking statements involve uncertainties and other factors. We do not undertake to update prescription or market data or our forward-looking statements to reflect future events or circumstances.

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Contact:
Adam Mathis
First Horizon Pharmaceutical Corporation
770-442-9707 ext. 1415
amathis@horizonpharm.com

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FIRST HORIZON PHARMACEUTICAL CORPORATION ANNOUNCES EXERCISE OF OPTION TO PURCHASE ADDITIONAL $25 MILLION OF SENIOR SUBORDINATED CONTINGENT CONVERTIBLE NOTES